BlackRock Funds:
Ohio Municipal Money Market

File Number:

CIK Number:

For the Period
Ended:
03/31/08

Pursuant to Exemptive Order ICA Release No. 15520 dated
January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith
Incorporated, for the period October 1, 2007 through March 31, 2008.

                      PURCHASES (IN THOUSANDS)
TRANSACTION      FACE         SECURITY                    DUE
DATE            AMOUNT       DESCRIPTION       RATE       DATE
12/04/07        $  11,250    OHIO STATE HFA    3.62     09/01/38
                              - RESID MORT